Exhibit 99.2
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Transaction Outline

Overview of Transaction
Citi will effect public and private offers to exchange each series of outstanding preferred stock and trust preferred securities (TruPS) for the Citi securities described below.

The objective of these transactions is to increase Citi’s tangible common equity through the exchange offers described below.

Sequence of Exchange Offers
Citi will conduct separate exchange offers to the USG, the Private Holders and the Public Holders.

The exchange offer to USG and the Private Holders will be consummated as promptly as practicable after the announcement of the transaction.

The exchange offers to the Public Holders will be launched as soon as practicable in compliance with federal securities laws.

Conditions to USG Participation
USG’s participation in the exchange offer is conditioned on the following conditions:

▪ USG will only convert an amount of preferred stock equal to the amount of preferred stock of the Private Holders and the preferred stock/TruPs of the Public Holders participating in the exchange offers; provided that USG will only participate if at least $11.5 billion of preferred stock held by Private Holders is exchanged;
▪ USG will only convert up to the $25 billion of preferred stock issued under the Capital Purchase Program;
▪ the preferred stock issued under the Targeted Investment Program and the Asset Guarantee Program will be exchanged for a new series of trust preferred securities with the same 8% cash dividend rate as the existing preferred stock; and
▪ USG will receive the most favorable terms and price offered to any holder of preferred stock through the exchange offers.

Exchange Offer to USG
USG will exchange a portion of its preferred stock into the Securities and Warrants.

“Securities” means a new series of stock (the “Securities”), created from Citi's blank check preferred stock authority, that is a common stock analog (non-voting with respect to any holder until all necessary government approvals are received for such holder).  Pursuant to their terms, the Securities will be mandatorily convertible into common stock on a one-for-one basis based on the number of common stock equivalents represented by the Securities upon effectiveness of the charter amendment described below.

“Warrants” means a warrant to acquire shares of Citi common stock for each $1,000 of liquidation preference of exchanged preferred stock, at an exercise price of $0.01 per share.  Such Warrant will become exercisable only if the stockholder vote referred to below is not received within 6 months after issuance of the Securities.  One Warrant will be issued with

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respect to each Security issued.  The number of shares of common stock underlying each such Warrant shall be equal to (x) 790 million divided by (y) the aggregate number of Securities received in the exchange offers by USG and the Private Holders.

The common stock and the Securities will be listed for trading, subject to applicable listing requirements.  The Securities will all be of the same class.

The exchange price to USG will be $3.25 per share (relative to liquidation preference of preferred shares), which is based on an agreed upon trailing average.

USG preferred stock to be so exchanged (in connection with the exchange at the closing for the Private Holders, and in connection with the exchange at the subsequent closing for the Public Holders) will be such amount as is equal to the aggregate liquidation preference of the preferred stock of the Private Holders and aggregate liquidation preference/face value of the preferred stock/TruPS of the Public Holders exchanged for Securities/Warrants or common stock, after giving effect to the exchanges described below, provided that the aggregate amount exchanged by USG will not exceed $25 billion.

All of the outstanding preferred stock held by USG that is not exchanged for Securities in the program will be exchanged for a new series of trust preferred securities with a coupon of 8% (the “USG Trust Preferred Security”).  The other material terms of the USG Trust Preferred Securities will be substantially similar to those of Citi’s traditional TruPS.

Stockholder Vote
No stockholder vote will be required to permit Citi to issue the new Securities or Warrants in the exchange offers (assuming a NYSE waiver of the 20% vote rule).

Citi will seek to obtain the requisite stockholder vote for a charter amendment to increase its authorized common stock to permit the conversion of all Securities into common stock and certain other matters (“Stockholder Approval”).  If stockholders do not authorize such charter amendment within 6 months after issuance of the Securities, the outstanding Securities will then have a dividend coupon equal to the greater of (x) a cumulative dividend of 9% (increasing by 2% each quarter up to a cap of 19%) or (y) the dividend actually paid per share of common stock.  Prior to such time, the Securities will have the same dividend as the common stock.  In the event such Stockholder Approval is obtained, such Warrants will automatically expire.

The Private Holders participating in the exchange offer will agree to vote any common shares held by them in favor of the charter amendment.

Exchange Offer to Private Holders
Citi will seek to procure the exchange (structured as an exempt exchange offer pursuant to Section 3(a)(9) of the Securities Act) of the preferred stock issued to certain investors (the “Private Holders”) in private placements, for Securities and Warrants.

The exchange price to the Private Holders will be $3.25 per share (relative

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to the liquidation preference of their exchanged preferred stock).  In addition, Private Holders will receive Warrants.

Citi has undertakings from Private Holders of approximately $12 billion of aggregate liquidation preference of such preferred stock that they will exchange their preferred stock into Securities and Warrants.

All Private Holders will be given the opportunity to participate in the exchange offer on the basis of the terms applicable to Private Holders as set forth in this Outline.

Exchange Offer to Public Holders
Citi will launch an exchange offer to procure the exchange of the various series of convertible and straight preferred stock and TruPS sold to investors (the “Public Holders”) in multiple offerings up to a maximum of $27.5 billion (liquidation preference/face value) minus the aggregate liquidation preference of all preferred securities exchanged by the Private Holders.  If tendered securities exceed the cap, securities will be accepted in the following priorities: (i) first, the convertible and non-convertible preferred securities held by the Public Holders; (ii) second, the enhanced trust preferred securities held by the Public Holders; and (iii) third, the trust preferred securities held by the Public Holders.

The exchange price to the Public Holders per share will be based on a percentage of their face value and a per share price of $3.25.

In connection with such exchange offers, Citi will announce its current intention not to pay any dividend payments on any such series of preferred stock (other than trust preferred).

Rights Offering to Existing Holders	Citi will explore the possibility of a rights offering to existing shareholders.

Rights Offering to Employees
Citi will explore the possibility of a rights offering to employees providing the right to acquire common stock at $3.25 per share, the terms of which will include four-year vesting and a five-year exercise period, and subject to compliance with applicable federal rules on executive compensation.

Certain Other Agreements
With respect to the Securities and common stock owned by USG, subject to EESA and applicable law, it is anticipated that USG will hold such securities in a trust.

Each of USG and the Private Holders that participate in the applicable exchange offer will receive the most favorable terms and price offered to any other preferred holder through these exchange offers or to any common equity holder through any capital raises or rights offerings occurring within the following year.

Foreign Investor Tax Matters
Citi shall not withhold on an exchange of convertible preferred stock for Securities and Warrants pursuant to the exchange offer by a Private Holder that is a foreign person entitled to an exemption from U.S. dividend withholding (an "Exempt Holder").  Other than with respect to amounts attributable to dividend arrearages, if any, Citi shall not withhold in connection with the exchange of convertible preferred stock for Securities and Warrants by a Private Holder that is not an Exempt Holder.